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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 11, 2002



                          Williams Energy Partners L.P.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               Delaware          1-16335           73-1599053
               --------          -------           -----------
           (State or other     (Commission      (I.R.S. Employer
           jurisdiction of     File Number)    Identification No.)
            incorporation)


             One Williams Center, Tulsa, Oklahoma            74172
            ---------------------------------------------------------
          (Address of principal executive offices)         (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 2.    Acquisition of Assets.

           On April 11, 2002, Williams Energy Partners L.P. (the "Partnership") reported that it had acquired all of the membership interests of Williams Pipe Line Company LLC, which owns and operates a 6,700-mile refined petroleum products pipeline and related 39 storage and distribution terminal assets, for approximately $1.0 billion. Both Williams Energy Services and Williams GP LLC, the general partner of the Partnership, are affiliates of The Williams Companies, Inc. All of the officers of Williams GP LLC are employees of The Williams Companies, Inc. Also, four members of Williams GP LLC's board of directors are current employees of The Williams Companies, Inc.

           The Partnership remitted to Williams Energy Services consideration in the amount of $674.4 million and Williams Energy Services retained $15.0 million of Williams Pipe Line's receivables. The $310.6 million balance of the consideration consisted of $304.4 million of Class B units representing limited partner interests in the Partnership and the contribution to the Partnership by Williams GP LLC of $6.2 million to maintain its 2% general partner interest. The consideration for Williams Pipe Line Company, LLC was determined by negotiations between the Partnership and Williams Energy Services. The terms of the transaction were approved by both the Board of Directors and the Conflicts Committee (consisting of three independent directors) of Williams GP LLC.

           The Partnership borrowed $700.0 million from a group of financial institutions, consisting of Bank of America, N.A., Citibank, N.A., J.P. Morgan Chase Bank, Lehman Brothers Inc. and Merrill Lynch Credit Corporation. The Partnership paid Williams Energy Services $674.4 million and used $10.6 million of the funds to pay debt fees and other transaction costs. The Partnership will retain $15.0 million of the funds to meet working capital needs. The Partnership intends to continue to operate the pipeline and related storage and distribution terminal assets in a similar manner as did Williams Energy Services.

Item 7.    Financial Statements and Exhibits.

           The Partnership files the following exhibits as part of this report:

           Exhibit 10 Contribution Agreement dated April 11, 2002 among Williams Energy Partners L.P., Williams GP LLC and Williams Energy Services, LLC.

           Exhibit 23      Consent of independent auditors.

           Exhibit 99.1    Unaudited pro forma balance sheet as of December
                           31, 2001, and unaudited pro forma statement of income for the year ended December 31, 2001.



           Exhibit 99.2    The consolidated balance sheets of Williams Pipe
                           Line Company, LLC as of December 31, 2001 and 2000, and the related consolidated statements of income and member's equity and cash flows for each of the three years in the period ended December 31, 2001, with report of independent auditors.


                                       2
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           Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WILLIAMS ENERGY PARTNERS L.P.

                                      By:   Williams GP LLC, its General Partner



Date: April 19, 2002                        /s/ Suzanne H. Costin
                                            ------------------------------
                                            Name:  Suzanne H. Costin
                                            Title: Corporate Secretary


                                       3
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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER           DESCRIPTION
-------          -----------
10       Contribution Agreement among Williams Energy Partners L.P., Williams GP
         LLC and Williams Energy Services, LLC.

23       Consent of independent auditors.

99.1 Unaudited pro forma balance sheet as of December 31, 2001, and unaudited pro forma statement of income for the year ended December 31, 2001.

99.2 The consolidated balance sheets of Williams Pipe Line Company, LLC as of December 31, 2001 and 2000, and the related consolidated statements of income and member's equity and cash flows for each of the three years in the period ended December 31, 2001, with report of independent auditors.